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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: January 16, 2002

                          ACT Teleconferencing, Inc.
            (Exact name of registrant as specified in its charter)

      Colorado                  0-27560                    84-1132665
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

1658 Cole Boulevard, Suite 130, Golden, Colorado                      80401
(Address of principal executive offices)                            Zip Code

                                 (303) 235-9000
                        (Registrant's telephone number)

Item 2.  Acquisition of Assets

     On January 2, 2002, ACT Teleconferencing, Inc. (the "Company") completed the acquisition of Proximity, Inc., a Vermont corporation ("Proximity"). The transaction was structured as a merger between ACT Proximity, Inc., a Colorado corporation and wholly-owned subsidiary of the Company, and Proximity.

     As a result of the merger the Company gains access to Proximity's videoconference hosting sites worldwide and acquires Proximity's client base, as well as certain software and management systems. These assets will be used to complement the Company's existing videoconferencing businesses, particularly the videoconferencing service delivery business the Company recently acquired from PictureTel, Inc.

     The acquisition consideration, totaling approximately $5 million, consisted of $500,000 in cash, notes payable to certain shareholders of Proximity in the aggregate original principal amount of $750,000, and 500,000 shares of common stock of the Company. Of the consideration, $50,000 in cash, 185,000 of the shares of common stock of the Company, and notes in the aggregate original principal amount of $75,000 will be deliverable to certain of Proximity's shareholders upon satisfaction of certain earnout and escrow requirements. The shares issued or to be issued in this transaction are restricted securities as defined under Rule 144 of the Securities Act of 1933.

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     The cash used in the acquisition was obtained from a $5 million private placement completed September 27, 2001.

     The purchase price and terms were negotiated on an arms length basis with Proximity, and no principal or shareholder of Proximity had a relationship with the Company prior to the transaction.

Item 7.  Financial Statements and Exhibits.

     Under Regulation S-X Rule 3-05, the acquisition does not exceed the 20 percent significance test, thus no financial statements are provided for this acquisition.

     The Exhibit Index of this Form 8-K report lists the exhibits that are hereby filed or incorporated by reference.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ACT Teleconferencing, Inc.
                                                    (Registrant)



Date: January 16, 2002                 /s/ Gavin Thomson
                                       --------------------------
                                       Gavin Thomson
                                       Chief Financial Officer


                                 Exhibit Index

No.     Description
---     -----------------
(All exhibits are filed electronically)

10.1* Agreement and Plan of Merger dated as of December 21, 2001, by and among ACT Teleconferencing, Inc., ACT Proximity, Inc., Proximity, Inc., Robert
        C. Kaphan, Richard Parlato, and North Atlantic Venture Fund II, L.P. (without exhibits).

99.1**  Press release dated January 4, 2002.


* The majority of schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.

** Previously filed and attached as exhibits of the same number to our Form 8-K filed with the SEC on January 4, 2002.

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